EXHIBIT 5

May 15, 2009

Generex Biotechnology Corporation
33 Harbour Square, Suite 202
Toronto, Ontario
Canada  M5J 2G2

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Generex Biotechnology Corporation, a Delaware corporation (the “Company”), and are rendering our opinion with respect to certain matters in connection with the sale by the Company of 15,151,517 shares of Common Stock, $.001 par value per share, of the Company (the “Shares”) pursuant to the Registration Statement on Form S-3, Registration No. 333-139637, filed by the Company with the Securities and Exchange Commission (the “Commission”) on December 22, 2006, as amended by Pre-effective Amendment No. 1 on January 12, 2007 (the “Registration Statement”). The prospectus dated January 12, 2007 filed with Amendment No. 1 to the Registration Statement is hereinafter referred to as the “Prospectus.” The prospectus supplement to the Prospectus dated May 15, 2009, in the form filed with the Commission under Rule 424(b) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Prospectus Supplement.”

The Shares are to be sold to selected institutional investors pursuant to a securities purchase agreement (the “Securities Purchase Agreement”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the Prospectus or the Prospectus Supplement and any other prospectus supplement to the Prospectus  other than as to the validity of the Shares.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement and all exhibits thereto, (ii) the Prospectus Supplement, (iii) the Restated Certificate of Incorporation of the Company, (iv) the Bylaws of the Company, and (v) the Securities Purchase Agreement. We have also examined such corporate records and other agreements, documents and instruments, and such certificates or comparable documents of public officials and officers and representatives of the Company, and have made such inquiries of such officers and representatives and have considered such matters of law as we have deemed appropriate as the basis for the opinions hereinafter set forth.

In delivering this opinion, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the authenticity of originals of all such latter documents, and the accuracy and completeness of all records, information and statements submitted to us by officers and representatives of the Company.

Based upon and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1. The Shares, when duly issued and paid for in accordance with the terms and conditions of the Securities Purchase Agreement, will be validly issued, fully paid and nonassessable.

For the purposes of this opinion letter, we have assumed that, at the time of the issuance, sale and delivery of the Shares: (a) the authorization thereof by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof; and (b) the Restated Certificate of Incorporation of the Company, as currently in effect, will not have been modified or amended and will be in full force and effect.

In rendering this opinion, we have assumed the genuineness of all signatures, the authenticity and accuracy of all documents and instruments submitted to us as originals or copies, and the conformity of any copies to the originals.

We are members of the Bar of the Commonwealth of Pennsylvania and our opinion herein is limited to the laws of such Commonwealth, the federal laws of the United States of America, and the General Corporation Law of the State of Delaware, to the extent applicable.

Our opinion that any document is legal, valid and binding is qualified as to:

                      (a) rights to indemnification and contribution, which may be limited by applicable law or equitable principles; and

                      (b) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief and limitation of rights of acceleration, regardless of whether such enforceability is considered in a proceeding in equity or at law.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever it appears in the Registration Statement, the Prospectus, the Prospectus Supplement and any other prospectus supplement to the Prospectus, and in any amendment or supplement thereto.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ ECKERT SEAMANS CHERIN & MELLOTT, LLC

Eckert Seamans Cherin & Mellott, LLC

GAM/DSB